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                                                               EXHIBIT 23.3

                        CHINA BEIJING FADA LAW FIRM

                         INTERNATIONAL DEPARTMENT

                   84 DONG HUANG CHENG GEN SOUTH STREET

           (THE ROOT OF EAST ROYAL FORBIDDEN CITY, SOUTH STREET)

                              BEIJING, CHINA

                TEL: 86-10-6514-0912; FAX: 86-10-6514-0911

  We consent to the use of our name under the caption "Legal Matters" in the Registration Statement. By giving you this consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/  Dr. An Yeuh Zehan
                                          _____________________________________

                                          China Beijing Fada Law Firm

                                          International Department